Exhibit 99.1

Susquehanna Bancshares, Inc. Announces First Quarter 2014 Results

First Quarter Highlights

  GAAP EPS of $0.20
  Linked Quarter Commercial Loan and Deposit Growth
  Reduced Expenses Lowers Efficiency Ratio
  Capital Ratios Continue to Build

LITITZ, Pa.--(BUSINESS WIRE)--April 23, 2014--Susquehanna Bancshares, Inc. (Susquehanna) (NASDAQ: SUSQ) today announced that it earned net income for the first quarter ended March 31, 2014 of $37.2 million, or $0.20 per diluted share, compared to $41.3 million, or $0.22 per diluted share, for the fourth quarter of 2013 and $42.4 million, or $0.23 per diluted share, for the first quarter of 2013.

“First quarter results were affected by the competitive lending environment and an overall slowdown in business activity due to the harsh winter weather throughout the Mid-Atlantic region,” said William J. Reuter, Susquehanna Bancshares Chairman and Chief Executive Officer. “Nevertheless, we made solid progress on key initiatives, including deposit growth and adding commercial loans and leases to our loan portfolio.”

Linked Quarter Results (First Quarter 2014 vs. Fourth Quarter 2013)

  Loans and leases were essentially flat on a linked-quarter basis, ending the first quarter of 2014 at $13.6 billion. Changes for the quarter in each major loan category were as follows:
    Commercial loans increased 0.7%.
    Real estate – construction loans decreased 2.9%.
    Real estate secured – residential loans decreased 0.6%.
    Real estate secured – commercial loans decreased 0.7%.
    Consumer loans increased 0.3%.
    Leases increased 4.4%.
  Total deposits increased $210.2 million or 1.6% from December 31, 2013 to $13.1 billion at March 31, 2014. Changes for the quarter in each major deposit category were as follows:
    Non-interest bearing demand deposits decreased 1.7%.
    Interest-bearing demand deposits were essentially flat.
    Money market deposits increased 1.3%.
    Savings deposits increased 5.1%.
    Time deposits increased 3.9%.
  Net interest margin increased 1 basis point to 3.61% for the first quarter of 2014 compared to 3.60% for the fourth quarter of 2013. Net interest margin (excluding purchase accounting) (1) declined 5 basis points to 3.40% for the first quarter of 2014 compared to 3.45% for the fourth quarter of 2013.
  Non-interest income decreased to $42.1 million for the first quarter of 2014 compared to $50.7 million for the fourth quarter of 2013. The fourth quarter of 2013 included a gain on sale of branch properties of $5.0 million related to the sale leaseback transaction completed in December 2013.
  Non-interest expense decreased to $123.0 million for the first quarter of 2014 compared to $135.7 million in the fourth quarter of 2013. The fourth quarter of 2013 included branch consolidation costs of $6.6 million and additional incentive compensation expense due to a stronger than anticipated fourth quarter, particularly in commercial loan growth.
  The efficiency ratio (1) decreased to 66.18% for the first quarter of 2014 compared to 68.84% in the fourth quarter of 2013. The primary drivers of the decrease were lower salary and benefit expenses in the first quarter of 2014, and the fact that the first quarter of 2014 did not include branch consolidation costs or a gain on sale of branch properties, which both impacted the fourth quarter of 2013.
  Non-performing assets as a percentage of loans, leases and foreclosed real estate owned increased slightly to 0.89% at March 31, 2014 compared to 0.86% at December 31, 2013. Loans classified as Troubled Debt Restructurings (“TDR”) declined from $72.1 million at December 31, 2013 to $39.5 million at March 31, 2014, a decline of $32.6 million. Approximately $28.1 million of this decline was due to our annual assessment where TDR loans that have performed in accordance with the new terms for six consecutive months, are in a current status, reflected a market rate of interest at the time of the restructuring, and cross over a year end are considered cured and are no longer classified as TDR loans.
  The provision for loan and lease losses in the first quarter increased to $6.0 million compared to $2.0 million in the fourth quarter of 2013. Net charge-offs for the first quarter decreased to $9.5 million, or 0.28% of average loans, compared to $11.1 million, or 0.33% of average loans, for the fourth quarter of 2013. As a result, the allowance for loan and lease losses was $154.2 million at March 31, 2014, representing 1.14% of total loans and leases and 142% of nonaccrual loans and leases compared to $157.6 million at December 31, 2013, representing 1.16% of total loans and leases and 156% of nonaccrual loans and leases.

First Quarter Results (First Quarter 2014 vs. First Quarter 2013)

  Loans and leases increased $575.6 million or 4.4% from March 31, 2013 to $13.6 billion at March 31, 2014. Changes for the twelve month period in each major loan category were as follows:
    Commercial loans increased 4.3%.
    Real estate - construction loans decreased 8.3%.
    Real estate secured - residential loans increased 2.5%.
    Real estate secured - commercial loans increased 1.8%.
    Consumer loans increased 11.2%.
    Leases increased 27.5%.
  Total deposits increased $388.1 million or 3.1% from March 31, 2013 to $13.1 billion as of March 31, 2014. Changes for the twelve month period in each major deposit category were as follows:
    Non-interest-bearing demand deposits decreased 2.0%.
    Interest-bearing demand deposits increased 4.8%.
    Money market deposits increased 0.8%
    Savings deposits increased 5.1%.
    Time deposits increased 5.7%.
  Net interest margin decreased 36 basis points to 3.61% compared to 3.97% for the first quarter of 2013. Net interest margin (excluding purchase accounting) (1) declined 22 basis points to 3.40% compared to 3.62% for the first quarter of 2013.
  Non-interest income decreased to $42.1 million compared to $42.6 million in the first quarter of 2013.
  Non-interest expense increased to $123.0 million compared to $117.7 million in the first quarter of 2013.
  The efficiency ratio (1) increased to 66.18% compared to 60.17% in the first quarter of 2013.
  Non-performing assets as a percentage of loans, leases and foreclosed real estate decreased to 0.89% compared to 0.97% at March 31, 2013. The provision for loan and lease losses decreased to $6.0 million compared to $12.0 million for the first quarter of 2013. Net charge-offs as a percentage of average loans and leases decreased to 0.28% compared to 0.62% for the first quarter of 2013. The allowance for loan and lease losses was $154.2 million, representing 1.14% of total loans and leases and 142% of nonaccrual loans and leases, compared to $176.4 million at March 31, 2013, representing 1.36% of total loans and leases and 171% of nonaccrual loans and leases.
  Return on average assets and average tangible equity (1) decreased to 0.82% and 11.08%, respectively compared to 0.95% and 13.87%, respectively for the first quarter of 2013.
  Susquehanna’s capital ratios continue to exceed internal capital targets and those required to be considered “well-capitalized” under the current regulatory requirements, with a Tier 1 common ratio of 10.84%, Tier 1 risk-weighted capital ratio of 11.95%, Total risk-weighted capital ratio of 13.23% and a Leverage ratio of 9.72%, each as of March 31, 2014. Based on a preliminary analysis of the new capital rules approved in July 2013, management believes that Susquehanna would be fully compliant with the revised capital ratio standards as of March 31, 2014 if they had been effective on that date.

(1) Non-GAAP based financial measure. Please refer to the calculations and management’s reasons for using this measure in the accompanying financial schedules

Additional Events

  On April 16, 2014, Susquehanna’s Board of Directors declared a second quarter dividend of $0.08 per common share, payable May 20, 2014 to shareholders of record as of May 1, 2014.

Susquehanna will broadcast its first quarter 2014 conference call over the Internet on April 24, 2014, at 11:00 a.m. Eastern time. The conference call will include management’s discussion of first quarter 2014 financial results. The discussion may also include forward-looking statements relating to customer relationship strategies; 2014 performance; capital management; loan and deposit volume and growth; fee income activities and revenues; and the impact of purchase accounting benefit on financial results. Investors will have the opportunity to listen to the conference call through a live broadcast on Susquehanna’s website. The event may be accessed by selecting "Investor Relations" near the bottom of the home page and clicking on the first quarter webcast link. To listen to the live call, please go to the website at least 15 minutes prior to the scheduled start time to download and install any necessary audio software. For those who are unable to listen to the live broadcast, an archived replay and podcast will be available on the website shortly after the call concludes.

Susquehanna is a financial services holding company with assets of approximately $18.4 billion. Headquartered in Lititz, Pa., Susquehanna provides banking and financial services at 245 branch locations in the mid-Atlantic region. Through Susquehanna Wealth Management, the company offers investment, fiduciary, brokerage, insurance, retirement planning, and private banking services, with approximately $7.7 billion in assets under management and administration. Susquehanna also operates an insurance brokerage and employee benefits company, a commercial finance company and a vehicle leasing company. Investor information may be requested through Susquehanna’s Website at www.susquehanna.net.

This press release contains certain financial information determined by methods other than in accordance with GAAP. Susquehanna’s management uses these non-GAAP measures in its analysis of the company’s performance. These non-GAAP financial measures require management to make judgments about the exclusion of certain items, and if different judgments were made, the amounts reported would be different. These measures typically exclude the effects of intangibles and related amortization and include the tax benefit associated with revenue items that are tax-exempt. Disclosures regarding these non-GAAP financial measures are included in the accompanying financial information.

The presentation of these non-GAAP financial measures is intended to supplement investors’ understanding of Susquehanna’s core business activities. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.

This release includes forward-looking statements as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various risks, uncertainties and other factors. Forward-looking statements can be identified by words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may,” “plans,” “estimates,” and similar references to future periods; however, such words are not the exclusive means of identifying such statements. The risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: ineffectiveness of Susquehanna’s business strategy due to changes in current or future market conditions; the effects of competition, including industry consolidation and development of competing financial products and services; the costs and effects of legal and regulatory developments including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews; interest rate movements; changes in credit quality; deteriorating economic conditions; other risks and uncertainties; our success at managing the risks involved in the foregoing items; and the other factors detailed in Susquehanna’s filings with the Securities and Exchange Commission. Susquehanna encourages readers of this release to understand forward-looking statements to be strategic objectives rather than absolute targets of future performance. Forward-looking statements speak only as of the date they are made. Susquehanna does not intend to update publicly any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events except as required by law.

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

SUMMARY CONSOLIDATED FINANCIAL INFORMATION
(in thousands, except per share data)

	1Q14	4Q13	3Q13	2Q13	1Q13
Balance Sheet (EOP)
Investments	$2,445,322	$2,533,456	$2,644,162	$2,494,178	$2,552,600
Loans and leases	13,575,295	13,576,086	13,376,454	13,157,762	12,999,703
Allowance for loan and lease losses	154,150	157,608	166,740	178,594	176,377
Total assets	18,439,682	18,473,489	18,481,150	18,083,039	17,967,174
Deposits	13,079,523	12,869,372	12,721,685	12,764,232	12,691,432
Other short-term borrowings	584,664	555,740	688,456	706,065	786,251
Federal Home Loan Bank borrowings	1,229,296	1,531,282	1,593,272	1,161,995	1,044,480
Other long-term debt	448,521	453,260	457,804	489,002	501,559
Shareholders' equity	2,755,199	2,717,587	2,679,348	2,644,940	2,639,489

Average Balance Sheet
Investments	$2,505,937	$2,616,807	$2,584,212	$2,503,991	$2,603,595
Loans and leases	13,574,526	13,421,474	13,290,513	13,110,128	12,929,365
Total earning assets	16,162,210	16,124,369	15,960,228	15,720,859	15,642,309
Total assets	18,411,873	18,437,954	18,258,982	18,071,466	18,031,127
Deposits	12,874,040	12,806,503	12,794,022	12,867,874	12,640,550
Other short-term borrowings	671,653	671,923	758,079	728,497	817,816
Federal Home Loan Bank borrowings	1,387,124	1,502,120	1,285,276	1,041,577	1,155,637
Other long-term debt	451,267	455,787	475,655	496,240	508,541
Shareholders' equity	2,726,465	2,679,242	2,642,806	2,648,314	2,614,319

Income Statement
Net interest income	$140,064	$142,688	$145,949	$148,097	$149,206
Provision for loan and lease losses	6,000	2,000	5,000	12,000	12,000
Noninterest income	42,089	50,666	41,343	49,076	42,644
Noninterest expense	123,032	135,672	117,701	119,738	117,729
Income before taxes	53,121	55,682	64,591	65,435	62,121
Provision for income taxes	15,959	14,341	20,300	19,787	19,722
Net income	37,162	41,341	44,291	45,648	42,399
Basic earnings per common share	0.20	0.22	0.24	0.24	0.23
Diluted earnings per common share	0.20	0.22	0.24	0.24	0.23
Cash dividends paid per common share	0.08	0.08	0.08	0.08	0.00

Asset Quality
Net charge-offs (NCOs)	$9,458	$11,132	$16,854	$9,784	$19,643

Nonaccrual loans and leases	$108,408	$100,815	$101,976	$105,110	$103,351
Foreclosed real estate	11,980	16,555	17,760	18,349	22,557
Total nonperforming assets (NPAs)	$120,388	$117,370	$119,736	$123,459	$125,908

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

SUMMARY CONSOLIDATED FINANCIAL INFORMATION
(in thousands, except per share data)

	1Q14	4Q13	3Q13	2Q13	1Q13

Restructured loans	$39,555	$72,133	$69,975	$63,822	$65,773
Loans and leases 90 days past due	9,328	9,757	8,655	7,203	6,396

Credit Quality
NCOs / Average loans and leases	0.28%	0.33%	0.50%	0.30%	0.62%
NPAs / Loans and leases + foreclosed real estate	0.89%	0.86%	0.89%	0.94%	0.97%
ALLL / Nonaccrual loans and leases	142.19%	156.33%	163.51%	169.91%	170.66%
ALLL / Total loans and leases	1.14%	1.16%	1.25%	1.36%	1.36%

Profitability
Return on average assets	0.82%	0.89%	0.96%	1.01%	0.95%
Return on average equity	5.53%	6.12%	6.65%	6.91%	6.58%
Return on average tangible equity (1)	11.08%	12.49%	13.67%	14.30%	13.87%
Net interest margin	3.61%	3.60%	3.72%	3.88%	3.97%
Efficiency ratio (1)	66.18%	68.84%	61.62%	59.57%	60.17%

Per Share Data (EOP)
Closing share price	$11.37	$12.84	$12.53	$12.85	$12.43
Stated book value per common share	14.69	14.50	14.31	14.14	14.13
Tangible book value per common share (1)	7.73	7.52	7.32	7.13	7.10
Price/Book Value	77.41%	88.52%	87.56%	90.86%	87.97%
Price/Tangible Book Value	147.09%	170.74%	171.17%	180.22%	175.07%
Number of outstanding shares ('000)	187,590	187,363	187,225	187,023	186,800

Capital Ratios
Tangible common ratio (1)	8.67%	8.44%	8.22%	8.21%	8.22%
Tier 1 common ratio	10.84%	10.60%	10.41%	10.41%	10.20%
Leverage ratio	9.72%	9.55%	9.47%	9.42%	9.23%
Tier 1 capital ratio	11.95%	11.71%	11.52%	11.54%	11.34%
Total risk-based capital ratio	13.23%	13.04%	12.92%	12.94%	12.88%
(1) Non-GAAP based financial measures. Please refer to the calculations and management's reasons for using these measures in Appendix A - GAAP to Non-GAAP Reconciliation

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)
	March 31,	December 31,	September 30,	June 30,	March 31,
	2014	2013	2013	2013	2013

Assets
Cash and due from banks	$389,793	$305,357	$377,730	$367,902	$291,434
Unrestricted short-term investments	24,768	37,967	30,663	30,759	38,662
Cash and cash equivalents	414,561	343,324	408,393	398,661	330,096
Interest-bearing deposits held by consolidated variable interest entities that can be used only to settle obligations of the consolidated variable interest entities	1,689	2,347	2,138	5,356	4,304
Restricted short-term investments	42,993	42,913	44,928	45,341	68,020
Securities available for sale	2,299,235	2,375,224	2,483,375	2,343,429	2,400,626
Restricted investment in bank stocks	146,087	158,232	160,787	150,749	151,974
Loans and leases, net of deferred costs and fees	13,505,746	13,503,392	13,300,309	13,005,013	12,840,305
Loans held by consolidated variable interest entities that can be used only to settle obligations of the consolidated variable interest entities	69,549	72,694	76,145	152,749	159,398
Less: Allowance for loan and lease losses	154,150	157,608	166,740	178,594	176,377
Net loans and leases	13,421,145	13,418,478	13,209,714	12,979,168	12,823,326
Premises and equipment, net	170,349	173,542	189,096	187,826	186,102
Other real estate and foreclosed assets	12,943	17,573	18,729	19,319	26,302
Accrued interest receivable	41,594	41,690	41,715	42,665	44,202
Bank-owned life insurance	449,778	449,320	449,419	451,278	450,351
Goodwill	1,275,439	1,275,439	1,275,439	1,275,439	1,275,439
Intangible assets with finite lives	30,303	32,262	33,666	35,737	38,209
Deferred income tax assets	5,216	6,472	7,921	7,999	7,594
Other assets	128,350	136,673	155,830	140,072	160,629
Total assets	$18,439,682	$18,473,489	$18,481,150	$18,083,039	$17,967,174
Liabilities and Shareholders' Equity
Deposits	$13,079,523	$12,869,372	$12,721,685	$12,764,232	$12,691,432
Federal Home Loan Bank short-term borrowings	1,150,000	1,450,000	1,510,000	1,070,000	948,000
Other short-term borrowings	584,664	555,740	688,456	706,065	786,251
Federal Home Loan Bank long-term borrowings	79,296	81,282	83,272	91,995	96,480
Other long-term debt	250,224	250,227	250,229	250,231	251,019
Junior subordinated debentures	155,022	155,002	154,983	154,964	154,946
Long-term debt of consolidated variable interest entities for which creditors do not have recourse to Susquehanna's general credit	43,275	48,031	52,592	83,807	95,594
Accrued interest, taxes, and expenses payable	69,404	82,150	101,040	78,211	61,265
Deferred income tax liabilities	75,911	70,308	52,214	31,694	29,694
Other liabilities	197,164	193,790	187,331	206,900	213,004
Total liabilities	15,684,483	15,755,902	15,801,802	15,438,099	15,327,685
Shareholders' equity:
Common stock	375,845	375,353	374,982	374,566	374,118
Treasury stock	(2,735)	(2,531)	(1,918)	(1,875)	(1,871)
Additional paid-in capital	1,654,357	1,652,116	1,651,382	1,649,636	1,648,062
Retained earnings	766,381	744,215	717,850	688,535	657,835
Accumulated other comprehensive loss	(38,649)	(51,566)	(62,948)	(65,922)	(38,655)
Total shareholders' equity	2,755,199	2,717,587	2,679,348	2,644,940	2,639,489
Total liabilities and shareholders' equity	$18,439,682	$18,473,489	$18,481,150	$18,083,039	$17,967,174

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

Loans and Leases and Deposits
(in thousands)
	Loans and Leases
	03/31/14	12/31/13	09/30/13	06/30/13	03/31/13
Commercial, financial, and agricultural	$2,411,851	$2,394,847	$2,273,735	$2,289,159	$2,312,660
Real estate - construction	714,291	735,877	765,246	769,722	779,344
Real estate secured - residential	4,178,505	4,204,430	4,145,522	4,098,938	4,077,810
Real estate secured - commercial	4,041,989	4,068,816	4,109,329	4,029,454	3,971,438
Consumer	955,577	953,000	935,117	908,328	859,664
Leases	1,273,082	1,219,116	1,147,505	1,062,161	998,787
Total loans and leases	$13,575,295	$13,576,086	$13,376,454	$13,157,762	$12,999,703

	Deposits
	03/31/14	12/31/13	09/30/13	06/30/13	03/31/13
Non-interest bearing checking	$1,880,284	$1,913,526	$1,871,461	$1,931,874	$1,917,719
Interest-bearing checking	2,908,507	2,909,376	2,895,027	2,766,831	2,775,454
Money market	3,184,719	3,144,106	3,062,955	3,101,559	3,160,645
Savings	1,132,850	1,077,923	1,065,699	1,086,184	1,077,446
Core deposits	9,106,360	9,044,931	8,895,142	8,886,448	8,931,264
Time less than $100	2,166,207	2,113,209	2,103,650	2,152,539	2,205,304
Time of $100 or more	1,806,956	1,711,232	1,722,893	1,725,245	1,554,864
Total deposits	$13,079,523	$12,869,372	$12,721,685	$12,764,232	$12,691,432

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

Supplemental Loan and Lease Data
(in thousands)
	Nonaccrual Loans and Leases
	03/31/14	12/31/13	09/30/13	06/30/13	03/31/13
Commercial, financial, and agricultural	$24,529	$16,827	$10,048	$10,810	$9,542
Real estate - construction	11,695	13,230	16,497	13,243	18,945
Real estate secured - residential	23,189	23,365	27,878	31,945	30,372
Real estate secured - commercial	47,950	46,147	45,906	48,010	43,341
Consumer	46	47	177	40	37
Leases	999	1,199	1,470	1,062	1,114
Total nonaccrual loans and leases	$108,408	$100,815	$101,976	$105,110	$103,351

	Restructured Loans
	03/31/14	12/31/13	09/30/13	06/30/13	03/31/13
Commercial, financial, and agricultural	$5,264	$6,885	$9,609	$9,200	$14,863
Real estate - construction	325	615	331	334	937
Real estate secured - residential	16,168	31,623	26,848	23,207	20,172
Real estate secured - commercial	16,681	31,295	31,766	29,482	28,689
Consumer	1,117	1,715	1,421	1,599	1,112
Total restructured loans	$39,555	$72,133	$69,975	$63,822	$65,773

	Net Charge-offs (Recoveries)
	1Q 2014	4Q 2013	3Q 2013	2Q 2013	1Q 2013
Commercial, financial, and agricultural	$3,182	$(480)	$3,731	$8,790	$8,041
Real estate - construction	(91)	(3,312)	6,504	(555)	4,301
Real estate secured - residential	2,796	2,724	3,524	2,006	2,362
Real estate secured - commercial	2,134	11,060	2,007	(1,241)	3,881
Consumer	855	330	726	549	236
Leases	582	810	362	235	822
Total net charge-offs	$9,458	$11,132	$16,854	$9,784	$19,643

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

CONSOLIDATED CONDENSED STATEMENTS OF INCOME (UNAUDITED)
(in thousands, except per share data)
	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2014	2013	2013	2013	2013

Net interest income	$140,064	$142,688	$145,949	$148,097	$149,206
Provision for loan and lease losses	6,000	2,000	5,000	12,000	12,000
Net interest income, after provision for loan and lease losses	134,064	140,688	140,949	136,097	137,206
Noninterest Income:
Service charges on deposit accounts	9,000	9,456	9,514	9,347	8,672
Vehicle origination and servicing fees	2,968	3,057	2,907	2,407	3,354
Wealth management commissions and fees	12,719	13,048	12,606	13,289	12,390
Commissions on property and casualty insurance sales	5,666	4,023	3,872	4,360	4,542
Other commissions and fees	5,035	5,077	4,885	4,727	4,328
Income from bank-owned life insurance	1,637	1,492	1,493	1,520	1,508
Mortgage banking revenue	2,410	2,483	2,237	3,998	4,110
Capital markets revenue	1,240	3,216	111	3,256	902
Net realized gain (loss) on sales of securities	(8)	(1,343)	2	(71)	18
Realized gain on sale of branch properties	0	4,945	0	0	0
Other	1,422	5,212	3,716	6,243	2,820
Total noninterest income	42,089	50,666	41,343	49,076	42,644
Noninterest Expenses:
Salaries and employee benefits	65,581	70,837	61,879	66,888	62,614
Occupancy	13,847	11,727	11,352	11,154	11,215
Furniture and equipment	3,944	3,865	3,661	3,747	3,578
Professional and technology services	6,070	6,404	7,173	5,831	5,729
Advertising and marketing	3,576	3,618	3,319	2,465	3,300
FDIC insurance	5,121	6,118	5,421	4,541	3,798
Legal fees	1,527	1,968	1,774	1,810	1,870
Amortization of intangible assets	2,539	2,803	2,502	3,053	3,268
Vehicle lease disposal	2,251	1,216	1,193	1,313	1,290
Branch consolidation costs	0	6,603	0	0	0
Other	18,576	20,513	19,427	18,936	21,067
Total noninterest expenses	123,032	135,672	117,701	119,738	117,729
Income before income taxes	53,121	55,682	64,591	65,435	62,121
Provision for income taxes	15,959	14,341	20,300	19,787	19,722
Net Income	$37,162	$41,341	$44,291	$45,648	$42,399

Earnings per common share:
Basic	$0.20	$0.22	$0.24	$0.24	$0.23
Diluted	$0.20	$0.22	$0.24	$0.24	$0.23
Cash dividends per common share	$0.08	$0.08	$0.08	$0.08	$0.00
Average common shares outstanding:
Basic	187,455	187,186	187,096	186,812	186,607
Diluted	188,378	188,078	188,109	187,723	187,442

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY
(in thousands)
Interest rates and interest differential-taxable equivalent basis

	Three Months Ended			Three Months Ended			Three Months Ended
	March 31, 2014			December 31, 2013			March 31, 2013
	Average			Average			Average
	Balance	Interest	Rate (%)	Balance	Interest	Rate (%)	Balance	Interest	Rate (%)
Assets
Short-term investments	$81,747	$19	0.09	$86,088	$20	0.09	$109,349	$36	0.13
Investment securities:
Taxable(1)	2,117,969	11,413	2.19	2,227,191	12,055	2.15	2,202,136	11,426	2.10
Tax-exempt(1)(2)	387,968	5,388	5.63	389,616	5,403	5.50	401,459	5,529	5.59
Total investment securities	2,505,937	16,801	2.72	2,616,807	17,458	2.65	2,603,595	16,955	2.64
Loans and leases, (net):
Taxable(3)	13,136,268	146,080	4.51	13,003,680	148,469	4.53	12,501,991	156,853	5.09
Tax-exempt(2)(3)	438,258	5,320	4.92	417,794	5,289	5.02	427,374	5,371	5.10
Total loans and leases	13,574,526	151,400	4.52	13,421,474	153,758	4.55	12,929,365	162,224	5.09

Total interest-earning assets	16,162,210	168,220	4.22	16,124,369	171,236	4.21	15,642,309	179,215	4.65
Allowance for loan and lease losses	(157,444)			(165,298)			(184,909)
Other non-earning assets	2,407,107			2,478,883			2,573,727

Total assets	$18,411,873			$18,437,954			$18,031,127

Liabilities
Deposits:
Interest-bearing demand	$6,032,537	3,674	0.25	$6,058,107	3,915	0.26	$5,895,120	4,622	0.32
Savings	1,099,944	287	0.11	1,075,598	286	0.11	1,048,881	279	0.11
Time	3,910,698	9,630	1.00	3,791,625	9,597	1.00	3,778,086	11,232	1.21
Other short-term borrowings	671,653	2,101	1.27	671,923	2,146	1.27	817,816	2,153	1.07
FHLB borrowings	1,387,124	4,866	1.42	1,502,120	4,704	1.24	1,155,637	3,672	1.29
Long-term debt	451,267	3,849	3.46	455,787	4,158	3.62	508,541	4,236	3.38

Total interest-bearing liabilities	13,553,223	24,407	0.73	13,555,160	24,806	0.73	13,204,081	26,194	0.80
Demand deposits	1,830,861			1,881,173			1,918,463
Other liabilities	301,324			322,379			294,264

Total liabilities	15,685,408			15,758,712			15,416,808

Equity	2,726,465			2,679,242			2,614,319

Total liabilities & shareholders' equity	$18,411,873			$18,437,954			$18,031,127

Net interest income / yield on average earning assets		$143,813	3.61		$146,430	3.60		$153,021	3.97
Taxable equivalent adjustment		(3,749)			(3,742)			(3,815)
Net interest income - as reported		$140,064			$142,688			$149,206

(1)

For presentation in this table, average balances and the corresponding average rates for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.

(2)	Tax-exempt income has been adjusted to a tax-equivalent basis using a marginal tax rate of 35%.
(3)	Average loan balances include non-accrual loans.

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

Appendix A - GAAP to Non-GAAP Reconciliation
(Dollars and share data in thousands)
	1Q14	4Q13	3Q13	2Q13	1Q13
Efficiency Ratio
Other expense	$123,032	$135,672	$117,701	$119,738	$117,729
Noninterest operating expense (numerator)	$123,032	$135,672	$117,701	$119,738	$117,729

Taxable-equivalent net interest income	$143,813	$146,430	$149,683	$151,916	$153,021
Other income	42,089	50,666	41,343	49,076	42,644
Noninterest operating income (denominator)	$185,902	$197,096	$191,026	$200,992	$195,665
Efficiency ratio	66.18%	68.84%	61.62%	59.57%	60.17%

The efficiency ratio is a non-GAAP based financial measure. Management excludes merger-related expenses and certain other selected items when calculating this ratio, which is used to measure the relationship of operating expenses to revenues.

Tangible Common Ratio
End of period balance sheet data
Shareholders' equity	$2,755,199	$2,717,587	$2,679,348	$2,644,940	$2,639,489
Goodwill and other intangible assets (1)	(1,266,403)	(1,264,839)	(1,263,928)	(1,265,016)	(1,266,610)
Tangible common equity (numerator)	$1,488,796	$1,452,748	$1,415,420	$1,379,924	$1,372,879

Assets	$18,439,682	$18,473,489	$18,481,150	$18,083,039	$17,967,174
Goodwill and other intangible assets (1)	(1,266,403)	(1,264,839)	(1,263,928)	(1,265,016)	(1,266,610)
Tangible assets (denominator)	$17,173,279	$17,208,650	$17,217,222	$16,818,023	$16,700,564
Tangible common ratio	8.67%	8.44%	8.22%	8.21%	8.22%

The tangible common ratio is a non-GAAP based financial measure using non-GAAP based amounts. The most directly comparable GAAP-based measure is the ratio of common shareholders’ equity to total assets. In order to calculate tangible common shareholders equity and assets, our management subtracts the intangible assets from both the common shareholders’ equity and total assets. Tangible common equity is then divided by the tangible assets to arrive at the ratio. Management uses the ratio to assess the strength of our capital position.

(1) Net of applicable deferred income taxes

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

Appendix A - GAAP to Non-GAAP Reconciliation
(Dollars and share data in thousands)
	1Q14	4Q13	3Q13	2Q13	1Q13
Return on Average Tangible Equity
Income statement data
Net income	$37,162	$41,341	$44,291	$45,648	$42,399
Amortization of intangibles, net of taxes at 35%	1,650	1,822	1,626	1,984	2,124
Net tangible income (numerator)	$38,812	$43,163	$45,917	$47,632	$44,523

Average balance sheet data
Shareholders' equity	$2,726,465	$2,679,242	$2,642,806	$2,648,314	$2,614,319
Goodwill and other intangible assets	(1,306,298)	(1,308,690)	(1,310,155)	(1,312,257)	(1,312,662)
Tangible common equity (denominator)	$1,420,167	$1,370,552	$1,332,651	$1,336,057	$1,301,657

Return on equity (GAAP basis)	5.53%	6.12%	6.65%	6.91%	6.58%
Effect of goodwill and other intangibles	5.55%	6.37%	7.02%	7.39%	7.29%
Return on average tangible equity	11.08%	12.49%	13.67%	14.30%	13.87%

Return on average tangible equity is a non-GAAP based financial measure calculated using non-GAAP based amounts. The most directly comparable GAAP-based measure is return on average equity. We calculate return on average tangible equity by excluding the balance of intangible assets and their related amortization expense from our calculation of return on average equity. Management uses the return on average tangible equity in order to review our core operating results. Management believes that this is a better measure of our performance. In addition, this is consistent with the treatment by bank regulatory agencies, which excludes goodwill and other intangible assets from the calculation of risk-based capital ratios.

Tangible Book Value per Common Share
End of period balance sheet data
Shareholders' equity	$2,755,199	$2,717,587	$2,679,348	$2,644,940	$2,639,489
Goodwill and other intangible assets	(1,305,742)	(1,307,701)	(1,309,105)	(1,311,176)	(1,313,648)
Tangible common equity (numerator)	$1,449,457	$1,409,886	$1,370,243	$1,333,764	$1,325,841

Common shares outstanding (denominator)	187,590	187,363	187,225	187,023	186,800

Tangible book value per common share	$7.73	$7.52	$7.32	$7.13	$7.10

Tangible book value per share is a non-GAAP based financial measure calculated using non-GAAP based amounts. The most directly comparable GAAP based measure is book value per share. In order to calculate tangible book value per share, we divide tangible common equity, which is a non-GAAP based measure calculated as common shareholders’ equity less intangible assets, by the number of shares of common stock outstanding. In contrast, book value per share is calculated by dividing total common shareholders’ equity by the number of shares of common stock outstanding. Management uses tangible book value per share to assess our capital position and ratios.

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

Appendix A - GAAP to Non-GAAP Reconciliation

	1Q14	4Q13	3Q13	2Q13	1Q13
Net Interest Margin (excluding purchase accounting)
Reported net interest margin (GAAP basis)	3.61%	3.60%	3.72%	3.88%	3.97%
Adjustments for purchase accounting:
Loans and leases	-0.17%	-0.11%	-0.13%	-0.27%	-0.27%
Deposits	-0.03%	-0.03%	-0.04%	-0.06%	-0.07%
Borrowings	-0.01%	-0.01%	-0.01%	-0.01%	-0.01%
Net Interest Margin (excluding purchase accounting)	3.40%	3.45%	3.54%	3.54%	3.62%

Net interest margin (excluding purchase accounting) is a non-GAAP based financial measure using non-GAAP based amounts. The most directly comparable GAAP based measure is net interest margin. In order to calculate net interest margin (excluding purchase accounting) we subtract the effects of amortizing/accreting purchase accounting valuation amounts from net interest income, and divide the remainder by average earning assets. Our management uses net interest margin (excluding purchase accounting) to measure and monitor the impact of the current economic environment on our net interest income and believes that this measure is more representative of our ongoing earnings power because it excludes the effect of valuation variables used to arrive at the acquisition fair value recorded on the acquisition date. We believe this non-GAAP measure, when taken together with the corresponding GAAP measure, provides meaningful supplemental information to investors regarding our performance. However, this non-GAAP measure should be considered in addition to, and not as a substitute for or preferable to, net interest margin prepared in accordance with GAAP.

CONTACT:
Susquehanna Bancshares, Inc.
INVESTOR RELATIONS CONTACT:
Jason H. Weber, Director of Investor Relations
717-626-9801
or
MEDIA RELATIONS CONTACT:
Stephen Trapnell, Director of Corporate Communications
717-625-6548